As filed with the Securities and Exchange Commission on December 16, 2011
                                                                                                                                Registration No. 333-112035

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MDU RESOURCES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0423660 (I.R.S. Employer Identification Number)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
 (Address of principal executive offices, including zip code)

MDU RESOURCES GROUP, INC.
1998 OPTION AWARD PROGRAM
(Full title of the plan)

Terry D. Hildestad President and Chief Executive Officer MDU Resources Group, Inc. 1200 West Century Avenue Bismarck, North Dakota 58506-5650 (701) 530-1000	Doran N. Schwartz Vice President and Chief Financial Officer MDU Resources Group, Inc. 1200 West Century Avenue Bismarck, North Dakota 58506-5650 (701) 530-1000	Elizabeth W. Powers, Esq. Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000
(Name, address and telephone number, including area code, of agents for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.   (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

MDU Resources Group, Inc. filed a registration statement on Form S-8, Registration No. 333-112035, with the Securities and Exchange Commission on January 21 2004, to register 1,500,000 shares of common stock, par value $1.00 per share, to be issued from time to time upon the exercise of stock options granted pursuant to the 1998 Option Award Program.  No stock options are outstanding, and the board of directors of the company terminated the plan effective November 17, 2011.  The company is filing this post-effective amendment to remove from registration 1,037,923 shares of common stock that remain unsold at the date hereof, after giving effect to a stock split that occurred on July 26, 2006.

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POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named on the cover of this post-effective amendment to the registration statement, and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all post-effective amendments to the registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 16th day of December, 2011.

MDU RESOURCES GROUP, INC.

By:	/s/ Terry D. Hildestad
Terry D. Hildestad
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry D. Hildestad	Chief Executive Officer and Director	December 16, 2011
Terry D. Hildestad (President and Chief Executive Officer)
/s/ Doran N. Schwartz	Chief Financial Officer	December 16, 2011
Doran N. Schwartz (Vice President and Chief Financial Officer)

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/s/ Nicole A. Kivisto	Chief Accounting Officer	December 16, 2011
Nicole A. Kivisto (Vice President, Controller and Chief Accounting Officer)
/s/ Harry J. Pearce	Director	December 16, 2011
Harry J. Pearce (Chairman of the Board)
/s/ Thomas Everist	Director	December 16, 2011
Thomas Everist
/s/ Karen B. Fagg	Director	December 16, 2011
Karen B. Fagg
/s/ A. Bart Holaday	Director	December 16, 2011
A. Bart Holaday
/s/ Dennis W. Johnson	Director	December 16, 2011
Dennis W. Johnson
/s/ Thomas C. Knudson	Director	December 16, 2011
Thomas C. Knudson
/s/ Richard H. Lewis	Director	December 16, 2011
Richard H. Lewis
/s/ Patricia L. Moss	Director	December 16, 2011
Patricia L. Moss
/s/ John K. Wilson	Director	December 16, 2011
John K. Wilson

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